Exhibit 99.1

Contacts:

Media	Investor Relations
Stacey Jones	Mark Macaluso
(980) 378-6258	(704) 627-6118
Stacey.Jones@honeywell.com	Mark.Macaluso@honeywell.com

HONEYWELL TECHNOLOGIES LAUNCHES AS INDEPENDENT, PURE-PLAY AUTOMATION COMPANY FOLLOWING COMPLETION OF HONEYWELL AEROSPACE SPIN-OFF

•Marks completion of Honeywell’s plan to create three independent, focused market leaders
•Honeywell Technologies will continue to trade on Nasdaq under the ticker symbol “HON”
•Honeywell Aerospace will begin trading today on Nasdaq under the ticker symbol "HONA"
•Reverse stock split for shares of Honeywell Technologies effective today

CHARLOTTE, N.C., June 29, 2026 – Honeywell Technologies (NASDAQ: HON) today announced it has completed the previously announced spin-off of its Aerospace Technologies business, which now operates as Honeywell Aerospace. Honeywell Technologies will continue to trade “regular way” on the Nasdaq Stock Market LLC (“Nasdaq”) under the ticker symbol “HON,” and shares of Honeywell Aerospace common stock will begin trading “regular way” on Nasdaq under the ticker symbol “HONA,” effective at the market opening today.

“Today is a defining moment in Honeywell’s legacy,” said Vimal Kapur, Chairman and CEO of Honeywell Technologies. “With the completion of this separation, we have successfully transformed Honeywell into three independent, industry-leading companies: Honeywell Technologies, Honeywell Aerospace and Solstice Advanced Materials. Each company is built around a distinct strategy with greater focus and financial flexibility to pursue a long-term growth agenda.”

Kapur added, “This milestone is the culmination of years of disciplined execution and marks the conclusion of the portfolio transformation we began in 2023. As standalone companies, Honeywell Technologies and Honeywell Aerospace are uniquely positioned to accelerate innovation, invest with greater precision and capitalize on the value creation opportunities in our respective industries. We are confident each company is strongly positioned to create enduring value for decades to come.”

Honeywell Technologies is now uniquely positioned to lead the industrial sector’s transition from automation to autonomy with a portfolio that spans the building, process and industrial sectors. By pairing its deep domain expertise with decades of data from its vast global installed base, Honeywell Technologies is delivering mission-critical outcomes for customers through services, solutions and products that enable safety, productivity, efficiency and uptime.

The spin-off was completed through the distribution, effective as of today at 12:01 a.m. New York City time, of all of the issued and outstanding shares of Honeywell Aerospace common stock to Honeywell Technologies shareowners of record on the basis of one share of Honeywell Aerospace common stock for every two shares of Honeywell Technologies common stock held as of the close of business on June 15, 2026, the record date for the distribution. Honeywell Technologies shareowners of record will receive cash in lieu of any fractional shares to which they would otherwise be entitled.

Information on the spin-off and prior transactions can be found in the “About Our Spin-offs” section of Honeywell Technologies’ investor relations website at investor.honeywell.com.

Reverse Stock Split

Honeywell Technologies also announced today that it has completed the previously announced reverse stock split of Honeywell Technologies common stock at a ratio of 1-for-2 and a proportionate reduction in the number of authorized shares of Honeywell Technologies common stock.

Honeywell Technologies common stock will begin trading on a split-adjusted basis effective at the market opening today and will continue trading on Nasdaq under the symbol “HON”, with a new CUSIP number (438516205).

As a result of the reverse stock split, every two shares of Honeywell Technologies common stock issued and outstanding or held by Honeywell Technologies as treasury shares were automatically combined into one share of Honeywell Technologies common stock. This reduced the number of issued and outstanding shares of Honeywell Technologies common stock from approximately 634 million as of March 31, 2026 to approximately 317 million. Concurrently with the reverse stock split, the number of shares of Honeywell Technologies common stock authorized for issuance was also reduced from 2 billion to 1 billion. The par value of Honeywell Technologies common stock did not change. Outstanding Honeywell Technologies equity-based awards and shares or share units under Honeywell Technologies’ benefit plans were proportionately adjusted.

No fractional shares were issued in connection with the reverse stock split. As soon as practicable after the effective time of the reverse stock split, Honeywell Technologies’ transfer agent will aggregate such fractional shares into whole shares and sell the whole shares at the then-prevailing trading prices in the open market on behalf of those shareowners who would otherwise be entitled to receive a fractional share, and after Honeywell Technologies’ transfer agent’s completion of such sale, such shareowners will receive a cash payment (without interest or deduction) from Honeywell Technologies’ transfer agent in an amount equal to their respective pro rata shares of the total net proceeds of that sale and, where shares are held in certificated form, upon the surrender of such shareowners’ stock certificates.

Supplemental Quarterly Information for Honeywell Technologies

In connection with the spin-off, Honeywell Technologies will file a Current Report on Form 8-K later this morning presenting the former Aerospace Technologies (now Honeywell Aerospace) business as discontinued operations, along with the former Advanced Materials (now Solstice Advanced Materials) business which was previously presented as discontinued operations effective Q4 2025. The information in the filing will contain recast historical financial information for Honeywell Technologies and its segments on a quarterly basis for fiscal years 2024 and 2025, and Q1 2026, and will include reported and organic sales percentage change, operating income and segment profit, and Earnings per share of common stock– diluted and Adjusted earnings per share of common stock– diluted.

About Honeywell Technologies

Honeywell Technologies is a global, pure-play automation company with a legacy of innovating to help solve the world’s most mission-critical challenges, enhancing the quality of life for people and communities around the world. We serve the building, industrial, and process sectors with a broad portfolio of services, solutions, and products, underpinned by our Honeywell Technologies Accelerator operating system and Honeywell Technologies Forge intelligence layer. By combining the deep domain expertise of our more than 50,000 employees with decades of data from our global installed base, we are uniquely positioned to lead the industrial sector’s transition from automation to autonomy. For more news and information on Honeywell Technologies, please visit Honeywell Technologies Newsroom.

Advisors

Goldman Sachs & Co. LLC acted as lead financial advisor and Morgan Stanley & Co. LLC acted as financial advisor to Honeywell Technologies. Wachtell, Lipton, Rosen & Katz and DLA Piper LLP acted as legal counsel to Honeywell Technologies.

Additional Information

Honeywell Technologies uses our Investor Relations website, investor.honeywell.com, as a means of disclosing information which may be of interest or material to our investors and for complying with disclosure obligations under Regulation FD. Accordingly, investors should monitor our Investor Relations website, in addition to following our press releases, SEC filings, public conference calls, webcasts, and social media.

Forward-Looking Statements

Certain statements in this release are forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements are those that address activities, events, or developments that management intends, expects, projects, believes, or anticipates will or may occur in the future. They are based on management's assumptions and assessments in light of past experience and trends, current economic and industry conditions, expected future developments, and other relevant factors, many of which are difficult to predict and outside of our control. They are not guarantees of future performance, and actual results, developments and business decisions may differ significantly from those envisaged by our forward-looking statements. We do not undertake to update or revise any of our forward-looking statements, except as required by applicable securities law. Our forward-looking statements are also subject to material risks and uncertainties, including ongoing macroeconomic and geopolitical risks, such as changes in or application of trade and tax laws and policies, including the impacts of tariffs and other trade barriers and restrictions, lower GDP growth or recession in the U.S. or globally, supply chain disruptions, capital markets volatility, inflation, and certain regional conflicts, including ongoing conflicts in the Middle East, that can affect our performance in both the near- and long-term. In addition, no assurance can be given that any plan, initiative, projection, goal, commitment, expectation, or prospect set forth in this release can or will be achieved. Some of the important factors that could cause Honeywell Technologies’ actual results to differ materially from those projected in any such forward-looking statements include, but are not limited to: (i) the possibility that the spin-off transaction will not achieve its intended benefits; (ii) the impact of the spin-off transaction on Honeywell Technologies’ businesses, including the impact on Honeywell Technologies’ resources, systems, procedures and controls, diversion of management's attention and the impact on, and possible disruption of, existing relationships with regulators, customers, suppliers, employees and other business counterparties; (iii) the possibility of disruption, including disputes, litigation or unanticipated costs, in connection with the spin-off transaction; (iv) the uncertainty of the expected financial performance of Honeywell

Technologies following completion of the spin-off transaction; (v) the ability to achieve anticipated tax treatments in connection with the spin-off transaction and future, if any, divestitures, mergers, acquisitions and other portfolio changes and the impact of changes in relevant tax and other laws; and (vi) the failure to realize expected benefits and effectively manage and achieve anticipated synergies and operational efficiencies in connection with the spin-off transaction and completed and future, if any, divestitures, mergers, acquisitions, and other portfolio management, productivity and infrastructure actions. These forward-looking statements should be considered in light of the information included in this release, our Form 10-K and other filings with the SEC. Any forward-looking plans described herein are not final and may be modified or abandoned at any time.